Exhibit 16.1

BDO Seidman, LLP	3200 Bristol Street, 4th Floor
Accountants and Consultants	Costa Mesa, California 92626
Telephone: (714) 957-3200
Fax: (714) 957-1080

December 21, 2006

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on December 5, 2006 to be filed by our former client, SRS Labs, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,